Timken Reports First-Quarter 2024 Results;
Raises Full-Year Outlook
•Sales of $1.19 billion, down 5.7 percent from last year
•First-quarter earnings per share of $1.46; adjusted EPS of $1.77
•Strong margin performance in the quarter, with net income margin of 8.7 percent and adjusted EBITDA margin of 20.7 percent
•Raises full-year 2024 outlook; now expects EPS of $5.10-$5.40, with adjusted EPS of $6.00-$6.30, on improved organic revenue

NORTH CANTON, Ohio: April 30, 2024 — The Timken Company (NYSE: TKR; www.timken.com), a global technology leader in engineered bearings and industrial motion, today reported first-quarter 2024 sales of $1.19 billion, down 5.7 percent from the same period a year ago. The decrease was driven by lower demand, including a significant decline in renewable energy in China, and unfavorable foreign currency translation, partially offset by the benefit of acquisitions (net of divestitures) and favorable pricing.

Timken posted net income in the first quarter of $103.5 million or $1.46 per diluted share. This compares to net income of $122.3 million or $1.67 per diluted share for the same period a year ago. The company’s net income margin in the quarter was 8.7 percent, compared to 9.7 percent in the first quarter of last year.

Excluding special items (detailed in the attached tables), adjusted net income in the first quarter was $125.7 million or $1.77 per diluted share. This compares to adjusted net income of $153.5 million or $2.09 per diluted share for the same period in 2023. Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) in the quarter was $246.4 million or 20.7 percent of sales, compared with $265.5 million or 21 percent of sales in the first quarter of last year.

During the quarter, Timken returned $24.5 million of cash to shareholders through the payment of its 407th consecutive quarterly dividend. As of the end of the first quarter, the company’s net debt-to-adjusted EBITDA ratio was 2.1 times.

“Timken posted solid results in the first quarter,” said Richard G. Kyle, Timken president and chief executive officer. “While below last year’s record level, revenue in the quarter modestly exceeded our expectations. We also delivered strong margin performance, with improved execution and favorable price-cost largely mitigating the impact of lower year-over-year organic revenue. Our results continue to demonstrate the strength and resiliency of Timken’s diverse portfolio and differentiated business model through dynamic economic conditions.”

In March, Timken announced its CEO succession plan, naming industry veteran Tarak Mehta as its next president and CEO, succeeding Richard G. Kyle. Mehta will join Timken in September, and Kyle, who has led the company since 2014, will move into an advisory role for a short transition period before retiring. Kyle will continue to serve on the company’s board of directors.

Among other first-quarter highlights, Ethisphere recognized Timken as one of the World’s Most Ethical Companies for the 13th time, and Fast Company featured Timken on its list of the World’s Most Innovative Companies®.

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First-Quarter 2024 Segment Results

Engineered Bearings sales of $802.5 million decreased 10.9 percent from the same period a year ago. The decrease was driven by lower demand and unfavorable foreign currency translation, partially offset by higher pricing. Among market sectors, renewable energy was down significantly in the quarter, off-highway was also lower, while rail was notably higher.

EBITDA for the quarter was $178.7 million or 22.3 percent of sales, compared with EBITDA of $205.0 million or 22.8 percent of sales for the same period a year ago. The decrease in EBITDA was driven primarily by the impact of lower volume, partially offset by favorable price/mix and improved operating cost performance.

Excluding special items, adjusted EBITDA in the quarter was $181.4 million or 22.6 percent of sales, compared with $203.8 million or 22.6 percent of sales in the first quarter of last year.

Industrial Motion sales of $387.8 million increased 7.1 percent compared with the same period a year ago. The increase was driven by the benefit of acquisitions and higher pricing, partially offset by lower demand. Most platforms were down from last year, with the belts and chain platform posting the largest decline, while services revenue was notably up.

EBITDA for the quarter was $77.3 million or 19.9 percent of sales, compared with EBITDA of $48.2 million or 13.3 percent of sales for the same period a year ago. The increase in EBITDA was driven primarily by lower impairment charges, the benefit of acquisitions, improved operating cost performance and favorable price/mix, partially offset by the impact of lower volume.

Excluding special items, adjusted EBITDA in the quarter was $82.1 million or 21.2 percent of sales, compared with $76.9 million or 21.2 percent of sales in the first quarter of last year.

2024 Outlook

Timken is increasing its full-year 2024 outlook, with earnings per diluted share now forecasted to be in the range of $5.10 to $5.40 and adjusted earnings per diluted share in the range of $6.00 to $6.30. The company now expects revenue to be down 2 to 4 percent in total from 2023.

“We are increasing our full-year outlook for revenue, margins and earnings per share to take into account our first-quarter performance and expectations for the rest of the year,” said Kyle. “Our revenue outlook reflects improvement across multiple end-market sectors, offset partially by lower expectations for wind energy and unfavorable foreign currency translation. On the bottom line, we expect improved mix and strong operational execution to drive higher margins and earnings per share as compared to our prior outlook.”

Kyle concluded, “While the macroeconomic environment remains uncertain in many areas, Timken has a proven track record of achieving higher and sustainable levels of performance through cycles. Our first-quarter results and full-year outlook reflect the positive changes to the Timken portfolio over the last decade. We are confident in our ability to deliver solid results in 2024, and we remain focused on advancing our profitable growth strategy to drive shareholder value for years to come.”

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Conference Call Information

Timken will host a conference call today at 11 a.m. Eastern Time to review its financial results. Presentation materials will be available online in advance of the call for interested investors and securities analysts.

Conference Call:	Tuesday, April 30, 2024
11:00 a.m. Eastern Time
Live Dial-In: 833-470-1428
Or 404-975-4839
Access Code: 660675
(Call in 10 minutes prior to be included.)

Conference Call Replay:	Replay Dial-In available through
May 14, 2024:
866-813-9403 or 929-458-6194
Replay Access Code: 639103

Live Webcast:	http://investors.timken.com

About The Timken Company

The Timken Company (NYSE: TKR; www.timken.com), a global technology leader in engineered bearings and industrial motion, designs a growing portfolio of next-generation products for diverse industries. For 125 years, Timken has used its specialized expertise to innovate and create customer-centric solutions that increase reliability and efficiency. The company posted $4.8 billion in sales in 2023 and employs more than 19,000 people globally, operating from 45 countries. Timken is one of the World's Most Innovative Companies, according to Fast Company, and has been recognized among America's Most Responsible Companies and America's Greatest Workplaces for Diversity by Newsweek, the World's Most Ethical Companies® by Ethisphere and America's Most Innovative Companies by Fortune.

Certain statements in this release (including statements regarding the company's forecasts, estimates, plans and expectations) that are not historical in nature are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, the statements related to expectations regarding the company's future financial performance, including information under the heading “2024 Outlook," are forward-looking.

The company cautions that actual results may differ materially from those projected or implied in forward-looking statements due to a variety of important factors, including: the finalization of the company's financial statements for the first quarter of 2024; the company's ability to respond to the changes in its end markets that could affect demand for the company's products or services; unanticipated changes in business relationships with customers or their purchases from the company; changes in the financial health of the company's customers, which may have an impact on the company's revenues, earnings and impairment charges; logistical issues associated with port closures or congestion, delays or increased costs; the impact of changes to the company’s accounting methods; political risks associated with government instability; recent world events that have increased the risks posed by international trade disputes, tariffs, sanctions and hostilities; strained geopolitical relations between countries in which we have significant operations; weakness in global or regional general economic conditions and capital markets (as a result of financial stress affecting the banking system or otherwise); the impact of inflation on employee expenses, shipping costs, raw material costs, energy and fuel prices, and other production costs; the company’s ability to satisfy its obligations under its debt agreements and renew or refinance borrowings on favorable terms in a high interest rate environment; fluctuations in currency valuations; changes in the expected costs associated with product warranty claims; the ability to achieve

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satisfactory operating results in the integration of acquired companies, including realizing any accretion, synergies, and expected cashflow generation within expected timeframes or at all; fluctuations in customer demand; the company’s ability to effectively adjust prices for its products in response to changing dynamics; the impact on the company's pension obligations and assets due to changes in interest rates, investment performance and other tactics designed to reduce risk; the introduction of new disruptive technologies; unplanned plant shutdowns; the effects of government-imposed restrictions, commercial requirements, and company goals associated with climate change and emissions or other sustainability initiatives; unanticipated litigation, claims, investigations remediation, or assessments; changes in the global regulatory landscape; restrictions on the use of, or claims or remediation associated with, per- and polyfluoroalkyl substances; the company’s ability to maintain positive relations with unions and works councils; the company’s ability to compete for skilled labor and to attract, retain and develop management, other key employees, and skilled personnel at all levels of the organization; negative impacts to the company’s operations or financial position as a result of pandemics, epidemics, or other public health concerns and associated governmental measures; and the company's ability to complete and achieve the benefits of announced plans, programs, initiatives, acquisitions and capital investments. Additional factors are discussed in the company's filings with the Securities and Exchange Commission, including the company's Annual Report on Form 10-K for the year ended Dec. 31, 2023, quarterly reports on Form 10-Q and current reports on Form 8-K. Except as required by the federal securities laws, the company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

###

Media Relations:
Scott Schroeder
234.262.6420
scott.schroeder@timken.com

Investor Relations:
Meghan Elmblad
234.262.7112
investors@timken.com

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The Timken Company
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in millions, except share data) (Unaudited)
	Three Months Ended March 31,
	2024	2023
Net sales	$1,190.3	$1,262.8
Cost of products sold	792.7	846.0
Selling, general & administrative expenses	190.7	186.8
Amortization of intangible assets	20.0	13.5
Impairment and restructuring charges	2.3	28.9
Operating Income	184.6	187.6
Non-service pension and other postretirement (expense) income	(1.0)	0.1
Other (expense) income, net	(0.9)	3.1
Interest expense, net	(29.4)	(22.6)
Income Before Income Taxes	153.3	168.2
Provision for income taxes	42.7	42.5
Net Income	110.6	125.7
Less: Net income attributable to noncontrolling interest	7.1	3.4
Net Income Attributable to The Timken Company	$103.5	$122.3

Net Income per Common Share Attributable to The Timken Company Common Shareholders
Basic Earnings per share	$1.47	$1.69
Diluted Earnings per share	$1.46	$1.67

Average Shares Outstanding	70,266,660	72,499,928
Average Shares Outstanding - assuming dilution	70,880,015	73,360,854

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BUSINESS SEGMENTS
(Unaudited)
	Three Months Ended March 31,
(Dollars in millions)	2024	2023
Engineered Bearings
Net sales	$802.5	$900.7
Earnings before interest, taxes, depreciation and amortization (EBITDA) (1)	$178.7	$205.0
EBITDA Margin (1)	22.3%	22.8%
Industrial Motion
Net sales	$387.8	$362.1
Earnings before interest, taxes, depreciation and amortization (EBITDA) (1)	$77.3	$48.2
EBITDA Margin (1)	19.9%	13.3%
Unallocated corporate expense	$(18.0)	$(17.7)
Corporate pension and other postretirement benefit related income(2)	—	0.9

Consolidated
Net sales	$1,190.3	$1,262.8
Earnings before interest, taxes, depreciation and amortization (EBITDA) (1)	$238.0	$236.4
EBITDA Margin (1)	20.0%	18.7%

(1) EBITDA is a non-GAAP measure defined as operating income plus other income (expense) and excluding depreciation and amortization. EBITDA Margin is a non-GAAP measure defined as EBITDA as a percentage of net sales. EBITDA and EBITDA Margin are important financial measures used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting EBITDA and EBITDA Margin is useful to investors as these measures are representative of the core operations of the segments and Company, respectively.

(2) Corporate pension and other postretirement benefit related income primarily represents actuarial gains and losses that resulted from the remeasurement of plan assets and obligations as a result of changes in assumptions or experience. The Company recognizes actuarial gains and losses in connection with the annual remeasurement in the fourth quarter, or if specific events trigger a remeasurement. Refer to the Retirement Benefit Plans and Other Postretirement Benefit Plans footnotes within the Company's annual reports on Form 10-K and quarterly reports on Form 10-Q for additional discussion.

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CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in millions)	(Unaudited)
	March 31, 2024	December 31, 2023
ASSETS
Cash and cash equivalents	$421.9	$418.9
Restricted cash	0.4	0.4
Accounts receivable, net	770.4	671.7
Unbilled receivables	134.8	144.5
Inventories, net	1,231.2	1,229.1
Other current assets	141.9	170.3
Total Current Assets	2,700.6	2,634.9
Property, plant and equipment, net	1,299.0	1,311.9
Operating lease assets	122.8	119.7
Goodwill and other intangible assets	2,343.0	2,401.0
Other assets	78.6	74.2
Total Assets	$6,544.0	$6,541.7
LIABILITIES
Accounts payable	$373.0	$367.2
Short-term debt, including current portion of long-term debt	601.9	605.6
Income taxes	25.4	19.9
Accrued expenses	442.4	478.6
Total Current Liabilities	1,442.7	1,471.3
Long-term debt	1,797.9	1,790.3
Accrued pension benefits	162.7	172.3
Accrued postretirement benefits	30.3	30.2
Long-term operating lease liabilities	82.2	78.7
Other non-current liabilities	293.2	296.5
Total Liabilities	3,809.0	3,839.3
EQUITY
The Timken Company shareholders' equity	2,608.3	2,582.4
Noncontrolling interest	126.7	120.0
Total Equity	2,735.0	2,702.4
Total Liabilities and Equity	$6,544.0	$6,541.7

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CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Three Months Ended March 31,
(Dollars in millions)	2024	2023
Cash Provided by (Used in)
OPERATING ACTIVITIES
Net Income	$110.6	$125.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	55.3	45.6
Impairment charges	—	28.3
Gain on divestitures	—	(4.0)
Stock-based compensation expense	4.5	11.0
Pension and other postretirement expense	1.6	0.4
Pension and other postretirement benefit contributions and payments	(12.2)	(4.8)
Changes in operating assets and liabilities:
Accounts receivable	(106.1)	(50.3)
Unbilled receivables	9.5	(11.1)
Inventories	(11.1)	6.1
Accounts payable	20.7	(9.4)
Accrued expenses	(31.2)	(44.8)
Income taxes	20.5	(12.2)
Other, net	(12.8)	(1.9)
Net Cash Provided by Operating Activities	$49.3	$78.6
INVESTING ACTIVITIES
Capital expenditures	$(44.1)	$(41.7)
Acquisitions, net of cash received	(0.2)	(29.2)
Proceeds from divestitures, net of cash divested	—	5.7
Investments in short-term marketable securities, net	19.7	0.8
Other, net	0.1	(0.1)
Net Cash Used in Investing Activities	$(24.5)	$(64.5)
FINANCING ACTIVITIES
Cash dividends paid to shareholders	$(24.5)	$(23.6)
Purchase of treasury shares	—	(54.0)
Proceeds from exercise of stock options	2.0	12.7
Payments related to tax withholding for stock-based compensation	(8.9)	(13.8)
Net proceeds from credit facilities	17.7	61.9
Net payments on long-term debt	(1.3)	(0.7)
Net Cash Used in Financing Activities	$(15.0)	$(17.5)
Effect of exchange rate changes on cash	(6.8)	1.8
Increase (Decrease) in Cash, Cash Equivalents and Restricted Cash	$3.0	$(1.6)
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	419.3	340.7
Cash, Cash Equivalents and Restricted Cash at End of Period	$422.3	$339.1

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Reconciliations of Adjusted Net Income to GAAP Net Income and Adjusted Earnings Per Share to GAAP Earnings Per Share:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's performance deemed useful to investors. Management believes that the non-GAAP measures of adjusted net income and adjusted diluted earnings per share are important financial measures used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting adjusted net income and adjusted diluted earnings per share is useful to investors as these measures are representative of the Company's core operations.

(Dollars in millions, except share data)	Three Months Ended March 31,
	2024	EPS	2023	EPS
Net Income Attributable to The Timken Company	$103.5	$1.46	$122.3	$1.67

Adjustments: (1)
Acquisition intangible amortization	$20.0		$13.5
Impairment, restructuring and reorganization charges (2)	4.8		30.0
Corporate pension and other postretirement benefit related income (3)	—		(0.9)
Russia-related charges (4)	—		0.3
Acquisition-related charges (5)	4.7		4.7
Gain on divestitures and sale of certain assets (6)	(0.7)		(4.8)
Noncontrolling interest of above adjustments	(0.1)		(0.2)
Provision for income taxes (7)	(6.5)		(11.4)
Total Adjustments:	22.2	0.31	31.2	0.42
Adjusted Net Income Attributable to The Timken Company	$125.7	$1.77	$153.5	$2.09

(1) Adjustments are pre-tax, with the net tax provision listed separately.

(2) Impairment, restructuring and reorganization charges (including items recorded in cost of products sold) relate to: (i) plant closures; (ii) the rationalization of certain plants; (iii) severance related to cost reduction initiatives; (iv) impairment of assets; and (v) related depreciation and amortization. Impairment, restructuring and reorganization charges for 2023 included $28.3 million related to the impairment of goodwill. The Company re-assesses its operating footprint and cost structure periodically, and makes adjustments as needed that result in restructuring charges. However, management believes these actions are not representative of the Company’s core operations.

(3) Corporate pension and other postretirement benefit related income represents actuarial gains and losses that resulted from the remeasurement of plan assets and obligations as a result of changes in assumptions or experience. The Company recognizes actuarial gains and losses in connection with the annual remeasurement in the fourth quarter, or if specific events trigger a remeasurement. Refer to the Retirement Benefit Plans and Other Postretirement Benefit Plans footnotes within the Company's annual reports on Form 10-K and quarterly reports on Form 10-Q for additional discussion.

(4) Russia-related charges include impairments or allowances recorded against certain property, plant and equipment, inventory and trade receivables to reflect the current impact of Russia's invasion of Ukraine (and associated sanctions) on the Company's operations. Refer to the Russia Operations in Management Discussion and Analysis within the Company's annual report on Form 10-K for additional information.

(5) Acquisition-related charges represent deal-related expenses associated with completed transactions and any resulting inventory step-up impact.

(6) Represents the net gain resulting from divestitures and sale of certain assets.

(7) Provision for income taxes includes the net tax impact on pre-tax adjustments (listed above), the impact of discrete tax items recorded during the respective periods as well as other adjustments to reflect the use of one overall effective tax rate on adjusted pre-tax income in interim periods.

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Reconciliation of EBITDA to GAAP Net Income, EBITDA Margin to Net Income as a Percentage of Sales, and EBITDA Margin, After Adjustments, to Net Income as a Percentage of Sales, and EBITDA, After Adjustments, to Net Income:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's performance deemed useful to investors. Management believes consolidated earnings before interest, taxes, depreciation and amortization (EBITDA) is a non-GAAP measure that is useful to investors as it is representative of the Company's performance and that it is appropriate to compare GAAP net income to consolidated EBITDA. Management also believes that adjusted EBITDA, adjusted EBITDA margin and EBITDA margin are useful to investors as they are representative of the Company's core operations and are used in the management of the business, including decisions concerning the allocation of resources and assessment of performance.

(Dollars in millions)	Three Months Ended March 31,
	2024	Percentage to Net Sales	2023	Percentage to Net Sales
Net Income	$110.6	9.3%	$125.7	10.0%

Provision for income taxes	42.7		42.5
Interest expense	32.2		24.1
Interest income	(2.8)		(1.5)
Depreciation and amortization	55.3		45.6
Consolidated EBITDA	$238.0	20.0%	$236.4	18.7%

Adjustments:
Impairment, restructuring and reorganization charges (1)	$4.4		$29.8
Corporate pension and other postretirement benefit related income (2)	—		(0.9)
Russia-related charges (3)	—		0.3
Acquisition-related charges (4)	4.7		4.7
Gain on divestitures and sale of certain assets (5)	(0.7)		(4.8)
Total Adjustments	8.4	0.7%	29.1	2.3%
Adjusted EBITDA	$246.4	20.7%	$265.5	21.0%

(1) Impairment, restructuring and reorganization charges (including items recorded in cost of products sold) relate to: (i) plant closures; (ii) the rationalization of certain plants; (iii) severance related to cost reduction initiatives; and (iv) impairment of assets. Impairment, restructuring and reorganization charges for 2023 included $28.3 million related to the impairment of goodwill. The Company re-assesses its operating footprint and cost structure periodically, and makes adjustments as needed that result in restructuring charges. However, management believes these actions are not representative of the Company’s core operations.

(2) Corporate pension and other postretirement benefit related income represents actuarial gains and losses that resulted from the remeasurement of plan assets and obligations as a result of changes in assumptions or experience. The Company recognizes actuarial gains and losses in connection with the annual remeasurement in the fourth quarter, or if specific events trigger a remeasurement. Refer to the Retirement Benefit Plans and Other Postretirement Benefit Plans footnotes within the Company's annual reports on Form 10-K and quarterly reports on Form 10-Q for additional discussion.

(3) Russia-related charges include impairments or allowances recorded against certain property, plant and equipment, inventory and trade receivables to reflect the current impact of Russia's invasion of Ukraine (and associated sanctions) on the Company's operations. Refer to the Russia Operations in Management Discussion and Analysis within the Company's annual report on Form 10-K for additional information.

(4) Acquisition-related charges represent deal-related expenses associated with completed transactions and any resulting inventory step-up impact.

(5) Represents the net gain resulting from divestitures and sale of certain assets.

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Reconciliation of segment EBITDA, after adjustments, to segment EBITDA, and segment EBITDA, after adjustments, as a percentage of sales to segment EBITDA, as a percentage of sales:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's Engineered Bearings and Industrial Motion segment performance deemed useful to investors. Management believes that non-GAAP measures of adjusted EBITDA and adjusted EBITDA margin for the segments are useful to investors as they are representative of each segment's core operations and are used in the management of the business, including decisions concerning the allocation of resources and assessment of performance.

Engineered Bearings
	Three Months Ended March 31,
(Dollars in millions)	2024	Percentage to Net Sales	2023	Percentage to Net Sales
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$178.7	22.3%	$205.0	22.8%
Impairment, restructuring and reorganization charges (1)	2.5		1.1
Russia-related charges (2)	—		0.3
Acquisition-related charges (3)	0.9		2.2
Gain on divestitures and sale of certain assets (4)	(0.7)		(4.8)
Adjusted EBITDA	$181.4	22.6%	$203.8	22.6%

Industrial Motion
	Three Months Ended March 31,
(Dollars in millions)	2024	Percentage to Net Sales	2023	Percentage to Net Sales
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$77.3	19.9%	$48.2	13.3%
Impairment, restructuring and reorganization charges (1)	1.8		28.7
Acquisition-related charges (3)	3.0		—
Adjusted EBITDA	$82.1	21.2%	$76.9	21.2%

(1) Impairment, restructuring and reorganization charges (including items recorded in cost of products sold) relate to: (i) plant closures; (ii) the rationalization of certain plants; (iii) severance related to cost reduction initiatives; and (iv) impairment of assets. Impairment, restructuring and reorganization charges for 2023 included $28.3 million related to the impairment of goodwill. The Company re-assesses its operating footprint and cost structure periodically, and makes adjustments as needed that result in restructuring charges. However, management believes these actions are not representative of the Company’s core operations.

(2) Russia-related charges include impairments or allowances recorded against certain property, plant and equipment, inventory and trade receivables to reflect the current impact of Russia's invasion of Ukraine (and associated sanctions) on the Company's operations. Refer to the Russia Operations in Management Discussion and Analysis within the Company's annual report on Form 10-K for additional information.

(3) The acquisition-related charges represent the inventory step-up impact of the completed acquisitions.

(4) Represents the net gain resulting from divestitures and sale of certain assets.

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Reconciliation of Total Debt to Net Debt, the Ratio of Net Debt to Capital, and the Ratio of Net Debt to Adjusted EBITDA:
(Unaudited)
These reconciliations are provided as additional relevant information about the Company's financial position deemed useful to investors. Capital, used for the ratio of net debt to capital, is a non-GAAP measure defined as total debt less cash and cash equivalents plus total shareholders' equity. Management believes Net Debt, the Ratio of Net Debt to Capital, Adjusted EBITDA (see prior page), and the Ratio of Net Debt to Adjusted EBITDA are important measures of the Company's financial position, due to the amount of cash and cash equivalents on hand. The Company presents net debt to adjusted EBITDA because it believes it is more representative of the Company's financial position as it is reflective of the ability to cover its net debt obligations with results from its core operations.

(Dollars in millions)
	March 31, 2024	December 31, 2023
Short-term debt, including current portion of long-term debt	$601.9	$605.6
Long-term debt	1,797.9	1,790.3
Total Debt	$2,399.8	$2,395.9
Less: Cash and cash equivalents	(421.9)	(418.9)
Net Debt	$1,977.9	$1,977.0

Total Equity	$2,735.0	$2,702.4

Ratio of Net Debt to Capital	42.0%	42.2%

Adjusted EBITDA for the Twelve Months Ended	$920.6	$939.7

Ratio of Net Debt to Adjusted EBITDA	2.1	2.1

Reconciliation of Free Cash Flow to GAAP Net Cash Provided by Operating Activities:
(Unaudited)
Management believes that free cash flow is a non-GAAP measure that is useful to investors because it is a meaningful indicator of cash generated from operating activities available for the execution of its business strategy.

(Dollars in millions)
	Three Months Ended March 31,
	2024	2023
Net cash provided by operating activities	$49.3	$78.6
Less: capital expenditures	(44.1)	(41.7)
Free cash flow	$5.2	$36.9

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Reconciliation of EBITDA, After Adjustments, to GAAP Net Income:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's performance deemed useful to investors. Management believes consolidated earnings before interest, taxes, depreciation and amortization (EBITDA) is a non-GAAP measure that is useful to investors as it is representative of the Company's performance and that it is appropriate to compare GAAP net income to consolidated EBITDA. Management also believes that the non-GAAP measure of adjusted EBITDA is useful to investors as it is representative of the Company's core operations and is used in the management of the business, including decisions concerning the allocation of resources and assessment of performance.

(Dollars in millions)	Twelve Months Ended March 31, 2024	Twelve Months Ended December 31, 2023
Net Income	$392.9	$408.0
Provision for income taxes	122.7	122.5
Interest expense	118.8	110.7
Interest income	(10.6)	(9.3)
Depreciation and amortization	211.0	201.3
Consolidated EBITDA	$834.8	$833.2
Adjustments:
Impairment, restructuring and reorganization charges (1)	$25.4	$50.8
Corporate pension and other postretirement benefit related expense (2)	21.5	20.6
Acquisition-related charges (3)	31.8	31.8
Gain on divestitures and sale of certain assets (4)	(1.1)	(5.2)
Russia-related charges (5)	8.2	8.5
Total Adjustments	85.8	106.5
Adjusted EBITDA	$920.6	$939.7

(1) Impairment, restructuring and reorganization charges (including items recorded in cost of products sold) relate to: (i) plant closures; (ii) the rationalization of certain plants; (iii) severance related to cost reduction initiatives; and (iv) impairment of assets. In addition, impairment, restructuring and reorganization charges for the twelve months ended December 31, 2023 included $28.3 million related to the impairment of goodwill. The Company re-assesses its operating footprint and cost structure periodically, and makes adjustments as needed that result in restructuring charges. However, management believes these actions are not representative of the Company’s core operations.

(2) Corporate pension and other postretirement benefit related expense represents actuarial losses that resulted from the remeasurement of plan assets and obligations as a result of changes in assumptions or experience. The Company recognizes actuarial losses and gains in connection with the annual remeasurement in the fourth quarter, or if specific events trigger a remeasurement.

(3) Acquisition-related charges represent deal-related expenses associated with completed transactions and any resulting inventory step-up impact.

(4) Represents the net gain resulting from divestitures and sale of certain assets.

(5) Russia-related charges include impairments or allowances recorded against certain property, plant and equipment, inventory and trade receivables and write-down of a 51%-owned joint venture ("Russian JV") to reflect the current impact of Russia's invasion of Ukraine (and associated sanctions) on the Company's operations. Refer to the Russia Operations in Management Discussion and Analysis within the Company's annual report on Form 10-K for additional information.

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Reconciliation of Net Sales to Organic Sales
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's performance deemed useful to investors. Management believes that net sales, excluding the impact of acquisitions, divestitures and foreign currency exchange rate changes, allow investors and the Company to meaningfully evaluate the percentage change in net sales on a comparable basis from period to period.

	Three Months Ended March 31, 2024	Three Months Ended March 31, 2023	$ Change	% Change
Net sales	$1,190.3	$1,262.8	$(72.5)	(5.7)%
Less: Acquisitions and divestitures	50.0	—	50.0	NM
Currency	(6.5)	—	(6.5)	NM
Net sales, excluding the impact of acquisitions, divestitures and currency	$1,146.8	$1,262.8	$(116.0)	(9.2)%

Reconciliation of Adjusted Earnings per Share to GAAP Earnings per Share for Full Year 2024 Outlook:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's outlook deemed useful to investors. Forecasted full year adjusted diluted earnings per share is an important financial measure that management believes is useful to investors as it is representative of the Company's expectation for the performance of its core business operations.

	Low End Earnings Per Share	High End Earnings Per Share
Forecasted full year GAAP diluted earnings per share	$5.10	$5.40

Forecasted Adjustments:
Impairment, restructuring and other special items, net (1)	0.10	0.10
Acquisition-related intangible amortization expense, net	0.80	0.80
Forecasted full year adjusted diluted earnings per share	$6.00	$6.30

(1) Impairment, restructuring and other special items, net do not include the impact of any potential future mark-to-market pension and other postretirement remeasurement adjustments, because the amounts will not be known until incurred.

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